UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              August 23, 2011

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-31737	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                   Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Florida PSC Matters – Retail Base Rate Case” of Gulf Power Company (“Gulf Power”) and Note (B) under “Gulf Power – Retail Base Rate Case” to the Condensed Financial Statements in Gulf Power’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 for information regarding Gulf Power’s retail base rate proceeding with the Florida Public Service Commission (the “Florida PSC”).
On August 23, 2011, the Florida PSC approved Gulf Power’s request for an interim retail rate increase of $38,549,000 per year, to be operative beginning with billings based on meter readings on and after September 22, 2011 and continuing through the effective date of the Florida PSC’s decision on Gulf Power’s July 8, 2011 petition for a permanent increase in retail rates and charges of $93,504,000 annually.  The interim rates are subject to refund pending the outcome of the permanent retail base rate proceeding.  The ultimate outcome of these matters cannot now be determined.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2011	GULF POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary